DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0100412005-9
Document Number:
20050090877-08

Date Filed:
3/30/2005 8:45:54 AM
In the office of
[signature]

Dean Heller
Secretary of State

Certificate of Amendment
(PURSUANT TO NRS 78.380)

Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation: Ultitek, LTD.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE III. CAPITAL STOCK

The aggregate number of shares which the Corporation shall have authority to issue is as follows:

1. Authorized Stock. This corporation is authorized to issue the following shares of capital stock:

(a) Common Stock. 100,000,000 par value of $.0001 per share

(b) Preferred Stock. 10,000,000 par value of $.001 per share

Continued on Attachment

3. The undersigned declare that they constitute at least two-thirds of the incorporators ☐, or of the board of directors ☒. (check one box only)

4. Effective date of filing (optional): March 25, 2005

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures:

[signature] Signature Roman Price, President

Signature

* If more than two signatures, attach an 8 ½ x 11 plain sheet with the additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION
OF
ULTITEK, LTD.

Ultitek, LTD., a Nevada corporation, hereby amends its Articles of Incorporation as follows:

Article III of the Articles of Incorporation is deleted in its entirety and is amended to read as follows:

ARTICLE III. CAPITAL STOCK

The aggregate number of shares which the Corporation shall have authority to issue is as follows:

1. Authorized Stock. This corporation is authorized to issue the following shares of capital stock:

(a) Common Stock. The aggregate number of shares of Common Stock which the corporation shall have authority to issue is 100,000,000 with a par value of $.0001 per share.

(b) Preferred Stock. The aggregate number of shares of Preferred Stock which the corporation shall have authority to issue is 10,000,000 with a par value of $.001 per share.

2. Description of Common Stock. Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and may not cumulate their votes for the election of directors. Shares of Common Stock are not redeemable, do not have any conversion or preemptive rights, and are not subject to further calls or assessments once fully paid.

Holders of Common Stock will be entitled to share pro rata in such dividends and other distributions as may be declared from time to time by the Board of Directors out of funds legally available therefor, subject to any prior rights accruing to any holders of preferred stock of the corporation. Upon liquidation or dissolution of the corporation, holders of shares of Common Stock will be entitled to share proportionally in all assets available for distribution to such holders.

3. Description of Preferred Stock. The terms, preferences, limitations and relative rights of the Preferred Stock are as follows:

(a) The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment hereto, including **(but without limiting the generality of the foregoing) the following:**

(i) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of

shares thereof then outstanding) from time to time by resolution by the Board of Directors;

(ii) the rate of dividends payable on shares of such series, the times of payment, whether dividends shall be cumulative, the conditions upon which and the date from which such dividends shall be cumulative;

(iii) whether shares of such series can be redeemed, the time or times when, and the price or prices at which shares of such series shall be redeemable, the redemption price, terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

(iv) the amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

(v) the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other class or series of Preferred Stock and the terms and conditions of such conversion or exchange; and

(vi) the rights, if any, of the holders of shares of such series to vote.

(b) Except in respect of the relative rights and preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of Preferred Stock shall be of equal rank and shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series.

The foregoing Amendment was adopted on March 25, 2005, by the corporation's Board of Directors. Such Board consent is all that is required to effect this amendment since no shares have yet been issued.

Dated this 25th day of March, 2005.

ULTITEK, LTD.

By: ____________________
Roman Price, President

ACTION BY CONSENT OF
THE BOARD OF DIRECTORS OF
ULTITEK, LTD.
A NEVADA CORPORATION

The undersigned, being all of the members of the Board of Directors of Ultitek, LTD., a Nevada corporation (the "Corporation"), hereby consent to the following actions and instruct the Secretary of the Corporation to enter this Consent in the minutes of the proceedings of the Board of Directors of the Corporation:

WHEREAS, no shares have yet been issued by the Corporation, and the Corporation desires to Amend its Articles of Incorporation. Therefore, it is:

RESOLVED, that the Articles of Incorporation of the Corporation shall be amended as set forth in Exhibit A attached hereto, and;

FURTHER RESOLVED that, the original and one or more copies of this Consent may be executed by one or more of the directors of the Corporation in counterparts, and in such event, all of such executed copies shall have the same force and effect as the executed original, and all of such counterparts, taken together, shall have the effect of a fully executed original; and

FURTHER RESOLVED that, this Consent may be signed by the directors of the Corporation and copies thereof delivered by way of facsimile transmission, and such facsimile copies shall be deemed original copies for all purposes if original copies of the parties' signatures are not delivered.

Dated this 25th day of March, 2005.

DIRECTOR:

[signature]

Roman Price

DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Certified Copy

March 30, 2005

Job Number: C20050330-0096
Reference Number: 00000095207-83
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20050090523-36	Amendment	1 Pages/1 Copies

Respectfully,

DEAN HELLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
200 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-5630

attn; Fred Biehl

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.380)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation: Ultitek, LTD.

2. The articles have been amended as follows (provide article numbers, if available):
Article III - see attached Articles of Amendment

3. The undersigned declare that they constitute **at least two-thirds** of the incorporators ☐, or of the board of directors ☒. (check one box only)

4. Effective date of filing (optional): ____________
(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures*:

Signature Roman Price, President

Signature

* If more than two signatures, attach an 8 ½ x 11 plain sheet with the additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # E0100412005-9
Document Number: 20050090523-36
Date Filed: 3/29/2005 3:49:32 PM
In the office of
Dean Heller
Secretary of State

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Ultitek, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article One: The name of the corporation is changed from Ultitek, Inc. to Ultitek, Ltd.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 20,000,000

4. Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Certified Copy

March 14, 2005

Job Number: C20050314-0228
Reference Number: 20050059797-74
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20050059797-74	Articles of Incorporation	1 Pages/2 Copies

Respectfully,

Dean Heller

DEAN HELLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
200 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-5630

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708

Entity #
E0100412005-9
Document Number:
20050059797-74

Date Filed:
3/11/2005 11:53:32 AM
In the office of
Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	ULTITEK, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC SERVICES OF NEVADA, INC. Name 502 E JOHN ST. CARSON CITY, NEVADA 89706 Street Address City Zip Code Optional Mailing Address City State Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000 Par value: $ .0001 Number of shares without par value:
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. ROMAN PRICE Name 560 SYLVAN AVENUE ENGLEWOOD CLIFFS NJ 07632 Street Address City State Zip Code 2. Name Street Address City State Zip Code 3. Name Street Address City State Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	C. WOODGATE [signature] Name Signature 502 E JOHN ST CARSON CITY NV 89706 Address City State Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, Inc. By: [signature] 3/11/05 Authorized Signature of R.A. or On Behalf of R.A. Company Date

This form must be accompanied by appropriate fees. See attached fee schedule.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **ULTITEK, INC.**, did on March 11, 2005, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 14, 2005.

DEAN HELLER
Secretary of State

By

Certification Clerk